                          SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of June 4, 2001, by and among Harvard Industries Inc., a Delaware corporation, with headquarters located at 3 Werner Way, Lebanon, New Jersey 08833 (the "Company"), and the investors listed on Schedule I attached hereto (the "Buyer").

                                    WHEREAS:

                  A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

                  B. The Company has entered into a financing agreement with an affiliate of the Buyer dated as of the date hereof (the "Financing Agreement").

                  C. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, aggregate of 500,966 shares of the Company's outstanding common stock, par value $0.01 per share (the "Common Stock" or the "Securities") which as of the date hereof is equal to five percent (5%) of the Company's outstanding Common Stock on a fully diluted basis (excluding (i) 2,229,102 shares of Common Stock reserved for issuance on the date hereof pursuant to the Company's stock option and purchase plans (the "Existing Options") and (ii) any Common Stock reserved for issuance pursuant to the Company's Chapter 11 Plan (the "Chapter 11 Common Stock")) after giving effect to the Common Stock issued as of the date hereof (the "5% Cap").

                  NOW THEREFORE, the Company and the Buyer hereby agree as follows:

                  1. PURCHASE AND SALE OF COMMON STOCK.

                           a. Purchase of Common Stock. Subject to the
satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company, the Securities, set forth opposite the Buyer's name on
Schedule I (the "Closing"). The purchase price (the "Purchase Price") of the Common Stock shall be $0.01 per share.

                           b. The Closing. The date and time of the Closing (the
"Closing Date") shall be 10:00 a.m., New York City time, on June 4, 2001. The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 or at such other place as the Company and the Buyer may elect.

                           c. Form of Payment. On the Closing Date, (A) the
Buyer shall pay the Purchase Price to the Company for the Securities by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (B) the Company shall deliver to the Buyer stock certificates (in the denominations as such Buyer shall request) (the "Stock Certificates") representing such number of shares of Common Stock which the Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of the Buyer.


                  2. BUYER'S REPRESENTATIONS AND WARRANTIES.

                  The Buyer represents and warrants that:

                           a. Investment Purpose. The Buyer is acquiring the
Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time, provided further, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                           b. Accredited Investor Status. The Buyer is an
"accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

                           c. Reliance on Exemptions. The Buyer understands that
the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                           d. Information. The Buyer and its advisors, if any,
have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in this Agreement.

                           e. No Governmental Review. The Buyer understands that
no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                           f. Transfer or Resale. The Buyer understands that:
(i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a

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successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

                           g. Legends. The Buyer understands that the
certificates representing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT OR TO THE COMPANY. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, (i) such Securities are registered for resale under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to the Buyer that:

                           a. Organization and Qualification. The Company and
its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect a majority of the board of directors or similar governing body of such entity) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary

                           b. Authorization; Enforcement; Validity. The Company
has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and to issue the Securities in accordance with the terms hereof. The execution and delivery of this Agreement Securities by the Company and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. The Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                           c. Capitalization. As of the date hereof, and without
taking into account the issuance of the Securities on the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which as of the date hereof 9,518,917 shares are issued and outstanding 1,072,955 shares are held in treasury, 2,229,102 shares are reserved for issuance pursuant to the Existing Options, and 500,966 shares of Common Stock is equal to the 5% Cap. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights (arising under Delaware law, the Company's Certificate of Incorporation or By-laws or any agreement or instrument to which the Company is a party, except for this Agreement) or any liens or encumbrances granted or created by the Company; (B) there are no outstanding debt securities issued by the Company; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act;
(E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and
(G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto except for stock options granted under any benefit plan or stock option plan of the Company approved by the Board of Directors of the Company.

                           d. Issuance of Securities. The Securities are duly
authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof. Based, in part, on reliance on the representations and warranties of the Buyer in this Agreement, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                           e. No Conflicts. The execution, delivery and
performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws; or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party. Neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation or its By-laws or their organizational charter or by-laws, respectively. Except as required by Sections 4(b) and 4(c), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  4. COVENANTS.

                           a. Best Efforts. Each party shall use its best
efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                           b. Form D and Blue Sky. The Company agrees to file a
Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each

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Buyer promptly after such filing. The Company shall, on or before the Closing
Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                           c. Reporting Status. Until the later of (i) the date
which is one year after the date as of which the Buyer or its affiliates may sell all of the Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which
(A) the buyer shall have sold all the Securities and (B) none of the Securities is outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934 Act, as amended (the "1934 Act"), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination. Notwithstanding the foregoing, the Company shall file with the SEC (y) within 10 days after the Closing Date a Form 8-K and (z) within 60 days after the Closing Date, a Form 10-K for the Company's fiscal year ending September 30, 2000, which Form 10-K shall be consistent in all respects with the draft Form 10-K provided to the Lender prior to the Closing Date.

                           d. Use of Proceeds. The Company will use the proceeds
from the sale of the Securities for general corporate purposes and working capital.

                           e. Pledge of Securities. The Company acknowledges and
agrees that the Securities may be pledged in compliance with applicable securities laws in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no holder effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, Section 2(f) of this Agreement; provided that any holder and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to or by such pledgee. The Company hereby agrees to execute and deliver such reasonable documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

                           f. Additional Issuances of Securities.

                                    (i) Right to Maintain 5% Cap. At any time on
or before the eighth anniversary of the date hereof, if the Company shall desire to issue any Common Stock or other equity security or any other security convertible into or exchangeable or exercisable for Common Stock (including any debt financing with an equity component) or any other right to acquire any Common Stock (the "Convertible Securities") pursuant to Section 4(2) of the 1933 Act or an offering of equity securities (including any debt security with an equity component) under Regulation D or Regulation S of the 1933 Act or in any other private placement or

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otherwise (other than any issuance after the Closing Date hereof pursuant to
Company authorized stock option plans) or enter into any equity issuing arrangement including an "equity line" or similar product (collectively, "Future Offerings"), then the Company shall first comply with the terms of this Section 4(f). Notwithstanding the foregoing, a Future Offering shall include (i) the Chapter 11 Common Stock in excess of 30,000 shares of Common Stock when such Chapter 11 Common Stock is issued and (ii) any Common Stock issued pursuant to the Existing Options, provided that the exercise price of the Existing Option is less than or equal to the market value of the Common Stock underlying such Existing Option.

                                    (ii) Notice Requirements. The Company shall
notify, or cause to be notified, the Buyer, by certified mail return receipt requested, not less than twenty one (21) days prior to the time the Company intends to consummate such Future Offering (the "Future Offering Notice"). The Future Offering Notice shall describe the proposed Future Offering, including the purchaser and the detailed terms and conditions thereof and description of the securities to be issued and provide the Buyer with all information necessary to permit the Buyer to exercise its right to purchase the number of shares of Common Stock that is needed in order for the Buyer to maintain its 5% Cap. The Buyer's purchase price for any Future Offering shall be the lesser of (A) the per share market price of the Common Stock on the date of issuance of such Future Offering, (B) $0.85 per share and (C) the lowest price at which any share of Common Stock is being sold to another party in connection with such Future Offering (which (x) in the case of Convertible Securities other than Convertible Debt (as defined below), shall be the sum of the price per share paid at the time of the acquisition of such Convertible Securities plus (without duplication) the price per share paid as the exercise price or conversion price, as applicable, or (y) in the case of a Convertible Security that is a debt instrument convertible into the Company's Common Stock ("Convertible Debt"), shall be the per share conversion price of the Common Stock associated with such Convertible Debt). Notwithstanding the foregoing, the Company shall not be required to provide the Buyer with a Future Offering Notice, and the Buyer shall not be permitted to exercise its right to purchase additional shares of Common Stock to maintain the 5% Cap, until such time as the amount of securities subject to any Future Offering (or a series of Future Offerings) equals or exceeds, in the aggregate, the equivalent of 30,000 shares of Common Stock (the "5% Cap Trigger"); provided, however, that the Buyer's failure to exercise its right to maintain the 5% Cap as a result of any such Future Offering's failure to meet the 5% Cap Trigger, shall not constitute a waiver of the Buyer's right to elect to maintain the 5% Cap in any other Future Offering as a result of which there has been a 5% Cap Trigger.

                                    (iii) Exercise of 5% Cap. The Buyer may
exercise its right to maintain the 5% Cap by delivering written notice to the Company of the Buyer's desire to maintain the 5% Cap within ten business days after receipt of a Future Offering Notice.

                           g. Put Right. (a) Subject to the conditions set forth
below, the Company hereby agrees that at any time after the sale of a majority of the Company's assets existing on the date hereof, whether through one transaction or a through a series of transactions, (the "Put Triggering Event") the Buyer shall have the right to put back to the Company, any or all of the Securities, through a series of one or more puts (the "Put Right"), and receive the Put Right Proceeds provided below. Within twenty one (21) days after the Buyer's exercise of its Put Right, the Company shall deliver the cash proceeds to the Buyer in connection with the Put Right

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(the "Put Right Proceeds"), and the Buyer shall deliver the Common Stock to the
Company in connection with the Put Right free and clear of any adverse claims or lien created by or through the Buyer. The Company shall deliver the Put Right Proceeds to the Buyer as follows:

                                    (i) The Put Right Proceeds for any shares of
Common Stock acquired as of the date hereof shall be equal to the pro rata aggregate Company Market Value of the Common Stock minus $0.84 per share; and

                                    (ii) The Put Right Proceeds for any shares
of Commons Stock acquired after the date hereof shall be equal to the pro rata aggregate Company Market Value of such Common Stock.

                           (b) Notwithstanding the foregoing, the Put Right
shall be subject to the satisfaction (or waiver by the Company) of the following conditions:

                                    (i) (1) the payment of all of the
obligations under the Senior Lien Financing Agreement (as such term is defined in the Financing Agreement) or (2) the consent of the Senior Lien Agents and the Senior Lien Lenders (as such terms are defined in the Financing Agreement);

                                    (ii) none of (1) the book value of the
Company's total liabilities exceeds the fair value of the Company's total assets; (2) the Company is unable to pay its debts as they come due and payable; and (3) the Company has unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances, shall have occurred either immediately before or immediately after giving effect to the exercise of the Put Right;

                                    (iii) the exercise of the Put Right and the
performance by the Company of its obligations hereunder does not violate any provision of the Delaware General Corporation Law; and

                                    (iv) the Put Right may not be exercised (1)
before the second anniversary of the Closing Date or (2) after the eighth anniversary of the Closing Date.

                  The term "Company Market Value" shall mean the market value of the Company, as determined mutually and in good faith by the Company and the Buyer, and shall be based on the fair market value of the Company's assets minus the Company's liabilities. In the event that the Buyer and the Company cannot agree upon Company Market Value, the Buyer and the Company shall each, at their own expense, choose an investment banking firm of national reputation (each a "Selecting Investment Bank"). The Selecting Investment Banks shall jointly choose a third investment bank of national reputation (the "Investment Bank") to determine the Company Market Value. The Company and the Buyer shall cooperate with such Investment Bank and such Investment Bank shall determine Company Market Value within thirty (30) days after its engagement by the Company. All such expenses incurred by the Investment Bank in connection with its determination of Company Market Value shall be paid by the Company. The decision of the Investment Bank shall be final and binding on the Company and the Buyer.

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                           (c) In the event that the Buyer does not elect to
exercise its Put Right and otherwise sells the Securities, the net proceeds of such sale (the "Proceeds") shall be disbursed as follows:

                                    (i) with respect to the Securities issued
pursuant to this Agreement on the date hereof, the Buyer shall pay to the Company out of such Proceeds an amount equal to the lesser of (y) $0.84 per share of the Proceeds and (z) the per share market price of the Securities sold, the Buyer shall retain the remaining Proceeds and the Company shall have no further claim against the Buyer for any additional payment in connection with the sale of the Securities issued on the date hereof; and

                                    (ii) with respect to Securities issued
pursuant to any Future Offering, the Buyer shall receive and retain the Proceeds from the sale of any such Securities, and the Company shall have no claim against the Buyer for any payment in connection with the sale of such Securities.

                  Notwithstanding the foregoing, a sale of the Securities shall not include (A) any transfer of the Securities to any affiliate of the Buyer and
(B) any distribution of the Securities to the members or partners of the Buyer or its affiliates (collectively "Permitted Transferee"); provided, however, that any sale by a Permitted Transferee shall be subject to this Section 4(g).

                           h. Board Seat. Commencing upon the earlier of (i) the
Company's payment of all its obligations pursuant to the Financing Agreement and
(ii) the Maturity Date (as such term is defined in the Financing Agreement), the Buyer shall, at its option, be entitled to nominate, one person (the "Hilco Designee") for election to the Company's board of directors (the "Board of Directors") at each annual meeting of the stockholders of the Company, and at each special meeting of the stockholders of the Company called for the election of directors; provided, that no more than one Hilco Designee shall serve as a director of the Company at any time. The Company shall recommend that its stockholders vote in favor of each Hilco Designee nominated pursuant to this
Section 4(h) at each such meeting of its stockholders. The Buyer's rights to nominate the Hilco Designee shall terminate automatically at the earlier of (x) such time as the Buyer (together with its affiliates) ceases to own at least 100,000 shares of Common Stock (as adjusted to give effect to any stock splits, dividends, combinations or other capital reorganizations after the date hereof), and (y) the date when Hilco disclaims such right in writing.

                  5. DISPOSITION OF SECURITIES.

                  If (1) the Put Triggering Event has not occurred and (2) the Buyer has received an opinion of counsel (in form and substance reasonably satisfactory to the Company) that the Buyer is not permitted to sell the Common Stock acquired by it on the Closing Date pursuant to Rule 144 at any time after the second anniversary of the Closing Date, then upon written notice to the Company from the Buyer (the "Sale Notice") given at any time during the period
(x) commencing on the second anniversary of the Closing Date and (y) ending on the eighth anniversary of the Closing Date (the "Sale Period"), the Company shall take one of the following actions (which action shall be in the Company's sole and absolute discretion) not later than 60 days after receipt of the Sale
Notice:

                  (a) Purchase such of the Buyer's Securities as may be set forth in the Sale Notice, at a price per share equal to the pro rata per share Company Market Value (as of the date of the Sale Notice), less, in the case of the Common Stock purchased on the Closing Date, $0.84 per share; provided, however, that the Company shall not purchase the Buyer Securities unless the conditions set forth in Section 4(g)(b)(i) have been satisfied (or waived by the Company).

                  (b) Cause another Person to purchase such of the Buyer's Securities as may be set forth in the Sale Notice, at a price per share not less than the pro rata per share Company Market Value (as of the date of the Sale Notice), less, in the case of the Common Stock purchased on the Closing Date, $0.84 per share, in a transaction exempt from or in compliance with the registration requirements of the Securities Act.

                  (c) File with the Securities and Exchange Commission, a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by the Buyer of such of the Buyer's securities as may be set forth in the Sale Notice (the "Registrable Shares"). Each Shelf Registration Statement shall be on an appropriate form registration statement permitting registration of such Registrable Shares for resale by the Buyer in accordance with the methods of distribution elected by the Buyer and set forth in the Sale Notice; provided that:

                           (i) any distribution that involves, in whole or in part, an underwritten offering shall be made only with the consent of the Company and on such terms and conditions as the Company, in its sole discretion, may determine, including the selection of underwriters; and

                           (ii) the Company may satisfy its obligations hereunder, in the Company's sole discretion, by the inclusion of the Registrable Shares in any eligible registration statement filed by the Company for itself or any Company shareholders other than the Buyer or by the amendment of any existing shelf registration statement; so long as in each case the registration statement will enable the Buyer to sell all of the Registrable Shares.

                  The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable after the filing thereof with the SEC and to cause the Shelf Registration Statement to remain effective for at least one year after its effective date. The Company shall pay all customary fees, costs and expenses of and incidental to such registration and the public offering in connection therewith, including the reasonable fees and expenses of one firm of counsel for the Buyer; provided, however, that the Buyer shall bear its own underwriting discounts or commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sales of Registrable Shares by the Buyer. The Company shall provide the Buyer with indemnification in connection with such Shelf Registration Statement on the terms set forth in Annex I attached hereto. The Buyer shall furnish to the Company such information regarding the Buyer and the distribution proposed by the Buyer as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  The Buyer shall be entitled to issue only one Sale Notice during the Sale Period, which may be in respect of some or all of the Securities held by it, as the Buyer may determine in its sole and absolute discretion

                  6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                           The Closing. The obligation of the Company to issue
and sell the Securities to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

                                    (a) the Buyer shall have executed this
         Agreement and delivered it to the Company.

                                    (b) The Buyer shall have delivered to the
         Company the Purchase Price for the Securities being purchased by the Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                                    (c) The representations and warranties of
         the Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement at or prior to the Closing Date.

                                    (d) the Buyer shall have delivered to the
         Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

                  7. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                           The Closing. The obligation of the Buyer hereunder to
purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                                    (a) The Company shall have executed this
         Agreement and delivered the same to the Buyer.

                                    (b) The representations and warranties of
         the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including, without limitation, an update as of the Closing Date regarding the representation contained in
         Section 3(c) above.

                                    (c) The Buyer shall have received the
         opinion of Chadbourne & Parke, LLP dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer and its counsel.

                                    (d) The Company shall have executed and
         delivered to the Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Securities being purchased by the Buyer at the Closing.

                                    (e) The Company shall have delivered to the
         Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten days of the Closing Date.

                                    (f) The Company shall have delivered to the
         Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten days of the Closing Date.

                                    (g) The Company shall have delivered to the
         Buyer a secretary's certificate, dated as of the Closing Date, certifying as to (A) the Certificate of Incorporation and (B) the By-laws, each as in effect at the Closing.

                                    (h) The Company shall have made all filings
         under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                                    (i) The Company shall have delivered to the
         Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

                  8. INDEMNIFICATION. In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified

Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and
(y) is not a shareholder derivative suit) and arising out of or resulting from
(i) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of the Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                  9. MISCELLANEOUS.

                           a. Governing Law; Jurisdiction; Jury Trial. All
questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                           b. Counterparts. This Agreement may be executed in
two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                           c. Headings. The headings of this Agreement are for
convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                           d. Severability. If any provision of this Agreement
shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                           e. Entire Agreement; Amendments. This Agreement
supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Buyer.

                           f. Notices. Any notices, consents, waivers or other
communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                                    Harvard Industries, Inc.
                                    3 Werner Way
                                    Lebanon, NJ  08833
                                    Facsimile:       (908) 437-8134
                                    Attention:       Roger Pollazzi

                           With a copy to:

                                    Chadbourne & Park LLP
                                    30 Rockefeller Plaza
                                    New York, New York 10112
                                    Facsimile:       (212) 541-5369
                                    Attention:       Joseph Smolinsky, Esq.

                           If to the Buyer, to it at the address and facsimile
number set forth on the Schedule of Buyers, with copies to the Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt
(A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

                           g. Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement. The Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

                           h. No Third Party Beneficiaries. This Agreement is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           i. Survival. The representations and warranties of
the Company and the Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closings.

                           j. Publicity. The Company and The Buyer shall have
the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                           k. Further Assurances. Each party shall do and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           l. No Strict Construction. The language used in this
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                           m. Remedies. The Buyer and each holder of the
Securities shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law including, without limitation, specific performance. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                           o. Payment Set Aside. To the extent that the Company
makes a payment or payments to the Buyer hereunder or the Buyer enforces or exercises its rights hereunder or, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                            [signature page follows]

                  IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


COMPANY:                                   BUYER:
--------                                   ------

HARVARD INDUSTRIES, INC.                   HILCO FINANCE LLC


By:                                        By:
   ---------------------------------           ---------------------------------
     Name:                                       Name:
     Title:                                      Title:

                               SCHEDULE OF BUYERS


                                    Investor Address              Shares of           Investor's Representatives' Address
     Investor Name                and Facsimile Number           Common Stock                 and Facsimile Number
------------------------  ------------------------------------  -------------  -------------------------------------------------
Hilco Finance LLC         One Northbrook Place                     500,996     Schulte Roth & Zabel LLP
                          5 Revere Drive, Suite 202                            919 Third Avenue
                          Northbrook, IL  60062                                New York, NY  10022
                          Attention:  Portfolio Administrator                  Attn:  Frederic L. Ragucci, Esq.
                          Facsimile:  (847) 559-9330                           Telephone:  (212) 756-2000
                                                                               Facsimile:  (212) 593-5955

                                    SCHEDULE
                                    --------

Schedule 3(c)        -     Capitalization



                                      ANNEX
                                      -----

Annex I       -    Form of Indemnification

                                                                         ANNEX I

         INDEMNIFICATION.
         ---------------

                  In the event any Registrable Shares are included in a Registration Statement under this Agreement:

                  a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend Buyer and its Permitted Transferees (each an "Investor" and collectively, the "Investors") who holds such Registrable Shares, the directors, officers, partners, employees, agents and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or reasonable expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Shares are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Shares pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section (c) with respect to the number of legal counsel, the Company shall reimburse the Investors or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section (a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Shares that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Shares by the Investors.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section (a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section (c), such Investor will reimburse any reasonable legal or other expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section (b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section (b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Shares pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Shares by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section (b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section , deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right (at its expense) to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as the case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Shares included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section , except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                  d. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred, subject to receipt of reasonably detailed invoices and other supporting documentation as may be requested by the indemnifying party.


                  e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.